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                                                                   EXHIBIT 10(a)


                              CASH AND SHARE OFFER



            THIS IS AN OFFER TO ACQUIRE ALL OF YOUR ORDINARY SHARES
                 IN GASGOYNE GOLD MINES NL FOR A COMBINATION OF
              CASH AND COEUR D'ALENE SHARES TO BE ALLOTTED TO YOU



Certain expressions used in this Offer are defined in clause 14.

1                   OFFER

1.1 Coeur d'Alene offers to acquire all of your Gasgoyne Shares, including any Gasgoyne Shares issued during the term of this Offer pursuant to the exercise of any Gasgoyne Options, together with all Rights attaching to them on the terms and conditions set out in this Offer.

1.2 This Offer may only be accepted in respect of all (and not a part only) of your Gasgoyne Shares.

1.3 To accept this Offer, please follow the instructions set out in clause 4.

2                   CONSIDERATION

2.1 The consideration offered by Coeur d'Alene is $60 cash plus 7 Coeur d'Alene Shares for each 100 Gasgoyne Shares.

2.2 To the extent that you hold Gasgoyne Shares that are not in multiples of 100, the cash and share portions of the consideration will be pro rated.

2.3 Subject to clause 12 (relating to foreign shareholders and odd lots), the Coeur d'Alene Shares to be allotted if the Offer is accepted will:

                    (a)         be issued credited as fully paid; and

                    (b) rank equally in all respects with, and confer identical rights to, existing Coeur d'Alene Shares from the date you are registered as a holder of those shares (except that you may not offer or sell the Coeur d'Alene Shares in the USA or to a US Person prior to the expiration of a 40 day period commencing at the end of the offer period).

2.4 If the number of Gasgoyne Shares which you hold is such that your entitlement to Coeur D'Alene Shares is not a whole number, then Coeur d'Alene will:

                    (a)         allot the whole number of shares; and

                    (b) in addition to any cash payable to you in relation to the cash component of the consideration set out in clauses 2.1 and 2.2, pay the value of the fractional entitlement by cheque in Australian dollars, using the last trading price of Coeur d'Alene Shares on the NYSE and the Exchange Rate on the last day before your acceptance is received.
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2.5                 Before the date of allotment of the Coeur d'Alene Shares
                    pursuant to this Offer, Coeur d'Alene will apply to be admitted to the official list of ASX and for official quotation of the Coeur d'Alene Shares. Quotation is not guaranteed or automatic, nor is it a condition of this Offer.

3                   DURATION OF OFFER

                    This Offer will remain open for acceptance during the period commencing on the date of this Offer and ending at
                    5.00 pm Perth time on the day which is one month after that date. That period may be extended or the Offer withdrawn in accordance with the Corporations Law.

4                   HOW TO ACCEPT THIS OFFER

4.1                 IF YOU WERE NOT ISSUED SHARE CERTIFICATES (CHESS HOLDINGS)

                    If you were not issued with share certificates for your Gasgoyne shares (ie because your Gasgoyne Shares are in a CHESS Holding), you can accept this offer by:

                    (a) instructing your Broker or Non-Broker Participant to initiate acceptance of this Offer; or

                    (b) if you are a Broker and Non-Broker Participant, initiating acceptance of this Offer in accordance with Rule 16.3 of the SCH business rules before the end of the offer period.

4.2                 SHARE CERTIFICATES

                    If you hold share certificates for your Gasgoyne shares then to accept this Offer you should COMPLETE, SIGN AND RETURN the accompanying Acceptance Form in accordance with the instructions on it and deliver or send it by post together with your Gasgoyne share certificate(s) and all other documents required by those instructions so that they are received before the expiry of the offer period. A reply pre-paid envelope is enclosed for your convenience.

4.3 It is recommended that holders of share certificates hand deliver the Acceptance Form and their certificates to Deloitte Share Registry Services, a division of the firm Deloitte Touche Tohmatsu (whose address appears on the Acceptance Form) and a receipt be obtained. Otherwise the use of registered mail with return receipt requested is recommended. Beneficial owners whose Gasgoyne Shares are registered in the name of a broker, trust company or other nominee should contact that nominee for assistance in accepting the Offer.

4.4                 TIME OF ACCEPTANCE

                    You will be deemed to have accepted this Offer at the time the relevant documentation is received by Coeur d'Alene or when you (or your Broker or Non-Broker Participant on your behalf) have initiated acceptance of this Offer through CHESS.

4.5                 GASGOYNE OPTIONS

                    Holders of Gasgoyne Options may accept Offers for the Gasgoyne Shares issuable to them on exercise of their Gasgoyne Options without the need first to send a notice of exercise to Gasgoyne. Those Offers may be accepted by:
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                    (a)         duly completing and signing the relevant notice
                                of exercise in respect of the Gasgoyne Options;

                    (b) drawing a cheque in favour of Gasgoyne for the whole of the subscription price due on exercise of the Gasgoyne Options;

                    (c) duly completing and signing the Acceptance Form in respect of the Gasgoyne Shares which will be issued on exercise of the Gasgoyne Options; and

                    (d) sending the notice of exercise, cheque and Acceptance Form in accordance with this clause 4, together with the certificate(s) for the relevant Gasgoyne Options.

5                   PAYMENT OF CONSIDERATION

5.1                 DATE FOR PAYMENT OF CONSIDERATION

                    Coeur d'Alene will provide the consideration for your Acceptance Shares on or before the thirtieth day after this Offer is validly accepted by you or this Offer or the contract resulting from your acceptance of this Offer becomes unconditional (whichever happens later) and in any event not later than the twenty-first day after the end of the offer period.

5.2                 CASH PORTION OF THE CONSIDERATION

                    The cash portion of the consideration will be paid by cheque (drawn in Australian currency) payable to you and will be delivered to you or lodged for posting to you at your address shown on the Acceptance Form or in the CHESS subregister (or such other address as you may notify in writing to Coeur d'Alene prior to despatch of the cheque) and at your risk. Where your address is in Australia, Coeur d'Alene will send your cheque to you by pre-paid ordinary post. Where your address is outside Australia, Coeur d'Alene will send your cheque to you by pre-paid airmail post.

5.3                 SHARE PORTION OF THE CONSIDERATION

                    Subject to clause 12, Coeur d'Alene will allot to you the Coeur d'Alene Shares forming the share portion of the consideration and forward to you the share certificates in respect of Coeur d'Alene Shares (if applicable) at the same address as referred to in clause 5.2.

6                   CONDITIONS OF THE OFFER

6.1 This Offer and the contract resulting from acceptance of this Offer are subject to fulfilment of the following conditions:

                    (a) that during the offer period Coeur d'Alene becomes entitled to at least 50.1% of Gasgoyne Shares on issue at the end of the offer period;

                    (b) that during the period commencing on the date of service of the Part A Statement on Gasgoyne and ending at the end of the offer period none of the following events happen:

                                (i) any one or more of the provisions of the constitution of Gasgoyne or of a subsidiary of Gasgoyne is altered in any of the ways mentioned in section 193(1) of the
                                            Corporations Law;
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                                (ii)        Gasgoyne or a subsidiary of
                                            Gasgoyne resolves to reduce its
                                            share capital in any way;

                                (iii) a subsidiary of Gasgoyne makes an allotment of, or grants an option to subscribe for, any of its shares or agrees to make such an allotment or grant such an option;

                                (iv) Gasgoyne grants or agrees to grant an option to subscribe for any of its shares or allots or agrees to make an allotment of any of its shares where the allotted shares would not be subject to the Takeover Scheme;

                                (v)         Gasgoyne or a subsidiary of
                                            Gasgoyne issues, or agrees to issue,
                                            convertible notes;

                                (vi)        Gasgoyne or a subsidiary of
                                            Gasgoyne disposes, or agrees to
                                            dispose, of the whole, or a
                                            substantial part, of its business
                                            or property;

                                (vii)       Gasgoyne or a subsidiary of
                                            Gasgoyne charges, or agrees to
                                            charge, the whole, or a substantial
                                            part, of its business or property;

                                (viii)      Gasgoyne or a subsidiary of
                                            Gasgoyne resolves that it be wound
                                            up;

                                (ix)        the appointment of a provisional
                                            liquidator of Gasgoyne or of a
                                            subsidiary of Gasgoyne;

                                (x) the making of an order by a court for the winding up of Gasgoyne or of a subsidiary of Gasgoyne;

                                (xi) an administrator of Gasgoyne, or of a subsidiary of Gasgoyne, being appointed under section 436A, 436B or 436C of the Corporations Law;

                                (xii)       Gasgoyne or a subsidiary of
                                            Gasgoyne executing a deed of company
                                            arrangement; or

                                (xiii) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of Gasgoyne or of a subsidiary of Gasgoyne.

                    (c) no takeover offer by another party being made for shares in Gasgoyne which becomes or is declared unconditional (other than conditions that a prescribed occurrence does not occur) before the end of the offer period;

                    (d) no material adverse change occurring to or being threatened or announced in the structure, business, financial or trading position or condition, assets or liabilities or profitability of Gasgoyne and its subsidiaries taken as a whole (including without limitation any material downgrading of the prospects of any of the major projects of Gasgoyne or one of its subsidiaries).

6.2 Each of the conditions set out in each paragraph and subparagraph of clause 6.1:
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                    (a)         constitutes and shall be construed as a
                                separate, several and distinct condition;

                    (b)         is a condition subsequent; and

                    (c) until the expiration of the offer period will be for the benefit of Coeur d'Alene alone and may be relied on only by Coeur d'Alene.

6.3 Any contract resulting from acceptance of this Offer will not become binding unless and until the condition in clause
                    6.4 is fulfilled. Coeur d'Alene will not be entitled to waive that condition.

6.4 This Offer is conditional on the Treasurer of the Commonwealth of Australia ("TREASURER") unconditionally consenting to or stating prior to the end of the offer period that he has no objection to the purchases contemplated by the Offers under the Commonwealth Government's foreign investment policy or to similar effect or the Treasurer ceases to be entitled to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 in respect of those purchases.

6.5 The breach or non-fulfillment of any of the conditions set out in clause 6.1 does not, until the end of the offer period, prevent a contract arising to acquire your Gasgoyne Shares resulting from your acceptance of this Offer but, if at the end of the offer period, in respect of any condition in clauses 6.1 or 6.4:

                    (a) Coeur d'Alene has not declared the Offers to be free from that condition;

                    (b) the Offers have not become free from that condition by virtue of the operation of section 664(2) of the Corporations Law; or

                    (c)         that condition has not been fulfilled,

                    all contracts resulting from the acceptance of Offers and all acceptances that have not resulted in binding contracts are void.

6.6 Coeur d'Alene may at any time at its sole discretion but in compliance with section 663(2) of the Corporations Law by notice in writing to Gasgoyne declare the Offers free from all or any of the conditions set out in each paragraph and sub-paragraph of clause 6.1 on any date but not less than seven days before the last day of the offer period.

6.7 The date specified for the publication of the notice referred to in section 663(4) of the Corporations Law is
                    [                 ], subject to variation in accordance
                    with section 663(5) of the Corporations Law in the event that the offer period is extended.

7                   EFFECT OF ACCEPTANCE

7.1 By signing and returning the Acceptance Form, or initiating acceptance of this Offer through CHESS, in accordance with the provisions of this Offer you will:

                    (a) have irrevocably accepted this Offer in respect of the Acceptance Shares;
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                    (b)         be deemed to have represented and warranted to
                                Coeur d'Alene that the Acceptance Shares will at each of the Relevant Times be free from all mortgages, charges, liens and other encumbrances (whether legal or equitable) whatsoever and, without limiting the generality of the foregoing, all restrictions on transfer of any kind, and that you have full power and authority to sell the Acceptance Shares to Coeur d'Alene;

                    (c) have agreed to transfer the Acceptance Shares to Coeur d'Alene;

                    (d) have represented and warranted to Coeur d'Alene that at each of the Relevant Times the Acceptance Shares are fully paid up;

                    (e) be deemed to have represented and warranted to, and agreed with Coeur d'Alene, that the Acceptance Shares will be purchased by Coeur d'Alene with all Rights and that you will execute all such instruments as Coeur d'Alene may require for the purpose of vesting in it any such Rights;

                    (f) notwithstanding the instructions in clause 4.1, if you signed the Acceptance Form in respect of any of your Gasgoyne Shares in a CHESS Holding, have irrevocably authorised Coeur d'Alene:

                                (i)         to instruct your Controlling
                                            Participant to initiate acceptance
                                            of this Offer in respect of all
                                            those Gasgoyne Shares in accordance
                                            with the SCH business rules; and

                                (ii) to give any other instructions in relation to those Gasgoyne Shares to your Controlling Participant on your behalf under the sponsorship agreement between you and the
                                            Controlling Participant;

                    (g) have authorised Coeur d'Alene (by its directors, servants and agents) to correct any errors or omissions contained in the Acceptance Form or made in the completion of the Acceptance Form and generally to complete in accordance with this Offer and the instructions on the Acceptance Form any blanks in the Acceptance Form as may be necessary to make the Acceptance Form an effective acceptance of this Offer and to enable registration of the Acceptance Shares to Coeur d'Alene;

                    (h) have authorised Coeur d'Alene (by its directors, servants or agents) to alter the number of Gasgoyne Shares set out on the Acceptance Form as held by you if the number you actually hold is less than as set out;

                    (i) have applied for the Coeur d'Alene Shares constituting the relevant portion of the share consideration to which you are entitled pursuant to this Offer, authorised Coeur d'Alene to issue and allot those shares to you and agreed to be bound by the constituent documents of Coeur d'Alene;

                    (j) on this Offer or any contract resulting from your acceptance of this Offer becoming unconditional, have irrevocably appointed each of Coeur d'Alene and each of the directors of Coeur d'Alene from time to time jointly and each of them severally as your attorney to:
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                                (i)         attend and vote (and otherwise
                                            participate) in respect of the
                                            Acceptance Shares at any and all
                                            general meetings of Gasgoyne, to
                                            receive notices of all such
                                            meetings and to requisition or join
                                            with other holders of Gasgoyne
                                            Shares in requisitioning or to
                                            convene or to join with other
                                            holders of Gasgoyne Shares in
                                            convening a general meeting or
                                            general meetings of Gasgoyne;

                                (ii)        complete and execute all forms,
                                            notices, instruments (including
                                            instruments appointing Coeur
                                            d'Alene or a director of Coeur
                                            d'Alene as a proxy or
                                            representative in respect of any of
                                            those Acceptance Shares), transfers
                                            (including further transfers of any
                                            of those Acceptance Shares to any
                                            person) and resolutions relating to
                                            those Acceptance Shares and
                                            generally to exercise all powers
                                            and rights which you may have as
                                            the registered holder or beneficial
                                            owner thereof;

                                (iii) to request Gasgoyne to register in the name of Coeur d'Alene or its nominee any of the Acceptance
                                            Shares which you hold on any
                                            register of Gasgoyne; and

                                (iv)        generally to exercise all your
                                            powers and rights in relation to the
                                            Acceptance Shares,

                                and have agreed that in exercising the powers conferred by that power of attorney Coeur d'Alene and any such director shall be entitled to act in the interests of Coeur d'Alene as the beneficial owner and intended registered holder of the Acceptance Shares.

7.2 If, for any reason, Coeur d'Alene does not receive any Rights referred to in paragraph 7.1(e), Coeur d'Alene will be entitled to reduce the amount of consideration payable in accordance with this Offer by the amount of value (as reasonably assessed by Coeur d'Alene) of such Rights.

7.3 If you comply with some, but not all of the requirements for acceptance, Coeur d'Alene may in its absolute discretion treat the Acceptance Form as valid notwithstanding your failure to comply with all requirements.

7.4 Where the requirements for acceptance have been complied with in respect of some but not all of the Acceptance Shares, Coeur d'Alene may in its sole discretion deem your acceptance of this Offer complete in respect of those of the Acceptance Shares for which the requirements have been complied with (in this clause 7.4 referred to as "RELEVANT SHARES") but not in respect of the remainder notwithstanding any other terms of this Offer. In that event, Coeur d'Alene must provide the consideration in respect of the Relevant Shares but not any other Acceptance Shares you may hold, notwithstanding any other terms of this Offer.

8                   WITHDRAWAL

                    Coeur d'Alene may withdraw this Offer at any time with the written consent of the Commission and subject to the conditions (if any) specified in that consent.
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9                   VARIATION

                    Coeur d'Alene may vary this Offer in accordance with the Corporations Law.

10                  TO WHOM OFFERS ARE MADE

10.1 An offer in the form of this Offer is being made to each holder of Gasgoyne Shares registered in the register of members of Gasgoyne on the date of this Offer. Offers will also be made in respect of Gasgoyne Shares issued during the offer period pursuant to the exercise of any Gasgoyne Options (refer to clause 4.5 for instructions as to how to accept this Offer if you hold Gasgoyne Options).

10.2 If at any time during the offer period and before this Offer is accepted, another person is the holder of, or entitled to be registered as the holder of, some or all of your Gasgoyne Shares (in this clause called the "TRANSFERRED SHARES") then:

                    (a) an offer corresponding to this Offer will be deemed to have been made to that person in respect of all of the Transferred Shares;

                    (b) an offer corresponding to this Offer will be deemed to have been made to you in respect of all of your Gasgoyne Shares to which this Offer relates other than the Transferred Shares; and

                    (c)         this Offer will be deemed to have been
                                withdrawn.

10.3 If at any time during the offer period and before this Offer is accepted, you are a trustee or nominee of a distinct portion of your Gasgoyne Shares or otherwise hold a distinct portion of your Gasgoyne Shares on account of another person within the meaning of section 650:

                    (a) an offer corresponding to this Offer will be deemed to have been made to you relating to each distinct portion of your Gasgoyne Shares;

                    (b) to accept this Offer you must give to Coeur d'Alene a notice which:

                                (i) if it relates to Gasgoyne Shares in a CHESS Holding, must be in an electronic form approved by the SCH business rules; or

                                (ii)        if it relates to certificated
                                            Gasgoyne Shares, must be in writing,

                                stating that the relevant shares consist of distinct portions and specify the number of your Gasgoyne Shares in respect of which you wish to accept this Offer for each distinct portion of shares which you hold; and

                    (c) on giving the notice you will be deemed to have accepted that corresponding offer.


11                  ENTITLEMENT OF COEUR D'ALENE

11.1                On the date of this Offer the total number of Gasgoyne
                    Shares on issue is [                    ].
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                    There are no other classes of share on issue in the capital of Gasgoyne.

11.2 On the date of this Offer, immediately before this Offer was despatched, Coeur d'Alene was:

                    (a)         entitled to [              ] Gasgoyne Shares;

                    (b) not entitled to any other marketable securities of Gasgoyne.

11.3 On 25 January 1996, being not earlier than five business days before the date on which the Part A Statement was signed, the number of Gasgoyne Shares on issue if all Gasgoyne Options on issue at that date had been converted
                    into Gasgoyne Shares would be [                ].  The
                    number of Gasgoyne Shares to which Coeur d'Alene would be entitled if all Gasgoyne Options on issue had been converted into Gasgoyne Shares on that date would
                    be [            ].

12                  OBLIGATIONS OF COEUR D'ALENE TO PAY CONSIDERATION

12.1                FOREIGN SHAREHOLDERS

                    If your address as shown in the register of members of Gasgoyne is a place outside Australia and its external territories then you will not be entitled to receive Coeur d'Alene Shares for your Gasgoyne Shares by reason of your acceptance of this offer and you will be a "foreign shareholder" for the purposes of this clause 12. If you are a foreign shareholder and you accept this Offer, Coeur d'Alene will arrange for a nominee sale in accordance with clause 12.3.

12.2                ODD LOTS

                    If the total number of Coeur d'Alene Shares you are entitled to receive as consideration under this Offer constitute an odd lot then you may elect on the Acceptance Form not to receive Coeur d'Alene Shares for your Gasgoyne Shares by reason of your acceptance of this Offer and then you will be an "odd lot shareholder" for the purposes of this clause 12. If you are an odd lot shareholder and you accept this Offer, Coeur d'Alene will arrange for a nominee sale in accordance with clause 12.3. Coeur d'Alene understands that an "odd lot" of Coeur d'Alene Shares under the ASX business rules is 50 Coeur d'Alene Shares (and 100 under the NYSE business rules).

                    If no election is made on the Acceptance Form and the total number of Coeur d'Alene Shares you are entitled to receive as consideration under this Offer constitute an odd lot, you will not be regarded as an "odd lot shareholder" for the purposes of this clause 12.

12.3                NOMINEE SALE

                    If you are a foreign shareholder or an odd lot shareholder and you accept this Offer, Coeur d'Alene will:

                    (a) arrange for allotment to a nominee approved by the Commission or ASX, as appropriate ("NOMINEE"), of the number of Coeur d'Alene Shares issued in accordance with clauses 2.1 and 2.3 to which you and all other odd lot and foreign shareholders would have been entitled but for this clause 12;
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                    (b)         cause the Coeur d'Alene Shares so allotted to
                                be offered for sale in such manner, at such price and on such other terms and conditions as are approved by the Nominee;

                    (c) pay to you (in addition to any cash payable to you as a result of acceptance of the consideration set out in clause 2.1 of this Offer) the amount ascertained in accordance with the formula

                                Net Proceeds             x          NAS
                                of Sale                             TAS

                                Where:

                                (i)         "NET PROCEEDS OF SALE" is the
                                            amount (if any) remaining after
                                            deducting from the proceeds of sale
                                            the expenses of the sale; and

                                (ii)        "NAS" is the number of Coeur
                                            d'Alene Shares which would but for
                                            this clause 12 otherwise have been
                                            allotted and issued to you; and

                                (iii) "TAS" is the total number of Coeur d'Alene Shares allotted to the Nominee under this clause 12 in respect of the Gasgoyne Shares held by all foreign and odd lot shareholders;

                    (d) payment will be made in Australian dollars, or if this is unlawful, the currency of the country of residence of the foreign shareholder (as shown in the register of members of Gasgoyne).

12.4 If you are resident in any place specified by the Reserve Bank of Australia as being a place for which a resident is not entitled to receive the consideration specified in clause 2.1, in the absence of any necessary authority of the Reserve Bank of Australia and the Australian Taxation Office, acceptance of this Offer will not create or transfer to you any right (contractual or contingent) to receive the consideration specified in this Offer unless and until any necessary authority of the Reserve Bank of Australia and the Australian Taxation Office has been obtained by you.

13                  OTHER MATTERS

13.1 All costs and expenses of the preparation, despatch and circulation of the Offers and all stamp duty payable in respect of a transfer of Gasgoyne Shares in respect of which Offers are accepted, will be paid by Coeur d'Alene.

13.2 Subject to the Corporations Law, a notice or other communication given by Coeur d'Alene to you in connection with the Takeover Scheme will be deemed to be duly given if it is in writing and:

                    (a) is delivered at your address as recorded in the register of members of Gasgoyne or the address shown in the Acceptance Form; or

                    (b) is sent by pre-paid ordinary mail, or in the case of an address outside Australia by pre-paid airmail, to you at either of those addresses.

13.3                If:

                    (a) this Offer is withdrawn after your Acceptance Form has been sent to Coeur d'Alene, but before it has been received; or

                    (b) for any other reason Coeur d'Alene does not acquire the Gasgoyne Shares to which your Acceptance Form relates, Coeur d'Alene will despatch at your risk your Acceptance Form together with all other documents forwarded by you to your address as shown on the Acceptance Form or such other address as you may notify in writing to Coeur d'Alene by, where such address is inside Australia, pre-paid ordinary post, or, where such address is outside Australia, pre-paid airmail post.

14                  INTERPRETATION

14.1 In this Offer and in the Acceptance Form, unless the contrary intention appears:

                    "ACCEPTANCE FORM" means the form of acceptance and transfer enclosed with this Offer.

                    "ACCEPTANCE SHARES" means the Gasgoyne Shares in respect of which this Offer is accepted or which are deemed under this Offer to have been accepted.

                    "ASX" means Australian Stock Exchange Limited.

                    "BROKER" means a person who is a share broker and a participant in CHESS.

                    "CHESS" means Clearing House Electronic Subregister System, which provides for electronic share transfers in Australia.

                    "CHESS HOLDING" means a holding of Gasgoyne Shares on the CHESS Subregister of Gasgoyne.

                    "COEUR D'ALENE" means Coeur d'Alene Mines Corporation, a company incorporated in Idaho, USA having its registered office at 505 Front Avenue, Coeur d'Alene, Idaho 83814, USA and whose ARBN is 072 498 125.

                    "COEUR D'ALENE SHARES" means fully paid shares of common stock in the capital of Coeur d'Alene.

                    "COMMISSION" means the Australian Securities
                    Commission.

                    "CONTROLLING PARTICIPANT" means the Broker or Non-Broker Participant in CHESS who is designated as the controlling participant for shares in a CHESS Holding in accordance with the SCH business rules.

                    "EXCHANGE RATE" means the noon mid-rate for Australian dollars into US dollars as displayed on Reuters or the inverse of that rate (as appropriate).

                    "GASGOYNE" means Gasgoyne Gold Mines NL, a company having its registered office at Level 33, QV1 Building, 250 St George's Terrace, Perth, Western Australia and whose ACN is 009 212 382.

                    "GASGOYNE OPTIONS" means non-renounceable options to subscribe for one Gasgoyne Share, issued by Gasgoyne to directors or employees prior to 21 December 1995.

                    "GASGOYNE SHARES" means fully paid ordinary shares of 20c. each in the capital of Gasgoyne.

                    "NON-BROKER PARTICIPANT" means a non-broker participant under the SCH business rules.

                    "NYSE" means New York Stock Exchange.

                    "OFFER" means the offer contained in this document or if the context so requires this document itself.

                    "OFFERS" means the offers by Coeur d'Alene to acquire Gasgoyne Shares referred to in paragraph 1 of the Part A Statement.

                    "ODD LOT" means the number of Coeur d'Alene Shares designated as less than a marketable parcel, determined under ASX business rules, or if Coeur d'Alene is not approved for inclusion in the official list of ASX at the date Coeur d'Alene Shares are to be allotted to the Nominee under clause 12.3(a), under NYSE business rules.

                    "PART A STATEMENT" means the statement of Coeur d'Alene under Part A of section 750 relating to the Takeover Scheme.

                    "RELEVANT TIMES" means:

                                (i)         the time of your acceptance;

                                (ii) the time of the contract resulting from your acceptance being or becoming unconditional;

                                (iii)       the time immediately before
                                            registration of the transfer to
                                            Coeur d'Alene; and

                                (iv)        the time of registration of
                                            the transfer to Coeur d'Alene.

                    "RIGHTS" means all accretions, rights or benefits of whatever kind attaching to or arising from Gasgoyne Shares directly or indirectly after 21 December 1995, including, without limitation all dividends or other distributions and all rights to receive any dividends or other distributions, or to receive or subscribe for shares, stock units, notes, bonds, options or other securities, declared or paid by Gasgoyne or any of its subsidiaries.

                    "SCH" means Securities Clearing House, the body which administers the CHESS system in Australia.

                    "SCH BUSINESS RULES" means the business rules of the SCH.

                    "TAKEOVER SCHEME" means the takeover scheme under the Corporations Law constituted by the Offers.

                    "US PERSON" has the meaning given for the purposes of regulation S made under the US Securities Act of 1933.

                    References to $, A$ and to cents are to Australian dollars and cents respectively.

                    A word or phrase to which a meaning is given by the Corporations Law has that meaning. A reference to a section or a provision is a reference to a section or provision of the Corporations Law.

                    A reference to a clause and or paragraph is a reference to a clause or paragraph of this Offer.

                    The Acceptance Form is included in and is part of the Offer.

                    The singular includes the plural and vice versa.

                    Headings are for convenience only and are not to affect the interpretation of this document or the Acceptance Form.

This Offer is dated [                    ].

For and on behalf of Coeur d'Alene.


 ..................................
[                    ]
Director

THIS IS AN IMPORTANT DOCUMENT. IT IS RECOMMENDED THAT YOU CONSULT YOUR STOCKBROKER OR FINANCIAL ADVISER IMMEDIATELY.

                        FORM OF ACCEPTANCE AND TRANSFER

           IN RESPECT OF THE OFFER BY COEUR D'ALENE MINES CORPORATION
                      (ARBN 072 498 125) ("COEUR D'ALENE")
              TO ACQUIRE ALL OF YOUR FULLY PAID ORDINARY SHARES IN
                      GASGOYNE GOLD MINES NL ("GASGOYNE")

         (please see instructions overleaf before completing this form)



   SHAREHOLDER NAME &                                 CONSIDERATION
         ADDRESS
                                                   CASH      NUMBER OF
                                                           COEUR D'ALENE
   NUMBER OF GASGOYNE                                         SHARES
       SHARES HELD


   HOLDER NUMBER/FORM
         NUMBER


If your name, address or shareholding is incorrect please amend and initial the alteration.

IF YOU WERE NOT ISSUED WITH SHARE CERTIFICATES (CHESS HOLDINGS)

If you were not issued with share certificates for your Gasgoyne Shares (ie because your shares are in a CHESS Holding) you cannot use this form to accept the Offer. To accept the Offer contact your Broker or Non-Broker Participant and instruct them to initiate the acceptance on the CHESS system. This acceptance must be initiated before 5.00 pm Perth time on the closing date. Please refer to clause 4.1 of the Offer document for further details.

IF YOU HOLD SHARE CERTIFICATES

I/We, the person(s) named above being the holder(s) of the Gasgoyne Shares shown above:

1. accept the Offer in respect of the Gasgoyne Shares referred to above and transfer to Coeur d'Alene all of those Gasgoyne Shares for the consideration specified in the Offer;

2. apply for the Coeur d'Alene Shares constituting the relevant portion of the share consideration to which I am entitled pursuant to the Offer;

3.          authorise Coeur d'Alene to issue and allot those shares to me;

4.          agree to be bound by the constituent documents of Coeur d'Alene;

5.          agree to be bound by the terms of the Offer;

6.          attach my share certificate(s);

7. acknowledge that all documents and remittances sent by post by or to you at the above address will be sent at my/our risk;

IF YOU HOLD GASGOYNE OPTIONS

If you hold Gasgoyne Options and you wish to accept the Offer, you may do so in the manner contemplated in clause 4.5 of the Offer document. Alternatively, you may exercise the Gasgoyne Options and then accept the Offer in respect of the Gasgoyne Shares issued on exercise to you.

ODD LOTS

If the total number of Coeur d'Alene Shares you are entitled to receive as consideration under the Offer constitutes an odd lot, then you may elect to receive cash via a nominee sale as contemplated in clauses 12.2 and 12.3 of the Offer document. Indicate in the box below whether this is desired. It applies only to possible odd lot shareholder.


            /    /     Odd lot shareholder election (clause 12.2) of Offer


If this Form is signed under power of attorney, the donee of the power declares that he has no notice of the revocation thereof.

__________________________      Date:


__________________________      Date:
Signature of Transferor(s)

(In the case of joint holders all must sign. A corporation must affix its common seal.)

TO ACCEPT THIS OFFER SEND OR DELIVER THIS FORM, TOGETHER WITH YOUR SHARE CERTIFICATES TO ANY OF:

                      Deloitte Share Registry Services

Level 1, Grosvenor Place                                  Central Park, Level 16
225 George Street                                     152-158 St Georges Terrace
Sydney  NSW  2000                                                Perth  WA  6000

To be received no later than 5.00pm Perth time on the closing date of the Offer.

IF YOU HAVE ANY ENQUIRIES CONCERNING COMPLETION OF YOUR ACCEPTANCE, PLEASE
TELEPHONE:

                      Deloitte Share Registry Services
Sydney:                                                        Perth:
Tel (02) 322 7010                                              Tel (09) 365 7000
Fax (02) 322 7011                                              Fax (09) 365 7001


SOLICITING BROKERS ONLY

The brokers whose stamp appears below states that the Gasgoyne Shares the subject of this acceptance are not Gasgoyne Shares in which the Broker or any associate holds a relevant interest.



/ / Check here if the shares above have been tendered in accordance with the SCH business rules.


        Broker Stamp              Broker address

                       HOW TO FILL IN THE ACCEPTANCE FORM

1. The present number of Gasgoyne Share which you hold is shown on the Acceptance Form overleaf. If you have recently bought or sold any Gasgoyne Shares or exercised Gasgoyne Options, your holding may differ from that shown and you may alter the number of shares and the amount payable. Note that if you fail to do so, Coeur d'Alene will on your behalf.

2. To accept the Offer to purchase your Gasgoyne Shares, please sign and date the Acceptance Form where indicated. In addition, the following should be noted:

                    (a) if the Gasgoyne Shares are registered in the names of joint holders, all joint holders must sign the Acceptance Form;

                    (b) a corporation must execute the Acceptance Form under its seal or by attorney; and

                    (c) if the Acceptance Form is signed under power of attorney, the relevant power of attorney must be submitted to Coeur d'Alene for noting unless it has already been noted by Gasgoyne.

3. If Gasgoyne Shares stand in the books of Gasgoyne in the name of a person deceased, this Offer may be accepted by executors or administrators. Probate (or Letters of Administration, if applicable) must be produced to Coeur d'Alene for noting unless it has already been noted by Gasgoyne. Any other requirements of Gasgoyne as to transfer or registration of these Gasgoyne Shares must be satisfied.

4.                  (a)         If you have sold all your Gasgoyne Shares,
                                please send this Acceptance Form to the
                                stockbroker who acted on your behalf.

                    (b) If you have sold part of your Gasgoyne Shares or purchased additional Gasgoyne Shares please alter the number of Gasgoyne Shares shown beside your name on the front of the Acceptance Form to show the number of Gasgoyne Shares now held by you and write below the name and address of the stockbroker who acted for you.

                    Name and address of stockbroker if Gasgoyne Shares have been sold or purchased:

                    Stockbroker:

                    Address:

5. Place the completed Acceptance Form AND YOUR RELEVANT GASGOYNE SHARE CERTIFICATE(S) in the enclosed reply paid envelope and post them to International Registries Pty Limited on an address shown overleaf.

                    Holders resident overseas are urged to forward their acceptances by AIRMAIL. The enclosed reply paid envelope is not available for use by holders resident overseas.

6. Should your share certificate(s) not be readily available, please complete and post the Acceptance Form immediately and forward the certificate(s) as soon as possible. If any certificate has been lost or destroyed, please include with your Acceptance Form a covering letter to this effect and advise Gasgoyne's registry, Share Register Services, Suite 1, Block F, 661 Newcastle Street, Leederville, WA 6007 (Tel: (09) 227 1770).

--------------------------------------------------------------------------------

THIS IS AN IMPORTANT DOCUMENT. If you are in doubt as to how to deal with it, consult your Stockbroker or Financial Adviser without delay.